Exhibit 99.(a)(1)(C)

Notice of Guaranteed Delivery

To Tender Shares of Common Stock

of

USANA HEALTH SCIENCES, INC.

Pursuant to the Offer to Purchase

dated June 2, 2008

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of USANA Health Sciences, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by facsimile transmission or mail to the Depositary pursuant to the section titled “The Tender Offer—3. Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase.

The Depositary:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Facsimile Transmission: (For Eligible Institutions Only) (718) 234-5001 For Confirmation Only Telephone: (877) 248-6417

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen: The undersigned hereby tenders to Unity Acquisition Corp., a Utah corporation (“Purchaser”) and wholly-owned subsidiary of Gull-Unity Holding Corp., a Delaware corporation (“Holdco”), upon the terms and conditions set forth in the Offer to Purchase dated June 2, 2008, and in the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), set forth below of USANA Health Sciences, Inc., a Utah corporation (“USANA”), pursuant to the guaranteed delivery procedure set forth in the section titled “The Tender Offer—3. Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase.

Certificate Numbers (if available):	SIGN HERE

Signature(s)

Name(s) (Please Print)

(Title)

(Addresses)

If delivery will be by book-entry transfer:
Name of Tendering Institution:	(Zip Code)

(Area Code and Telephone Number)

Account Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three National Association of Security Dealers Automated Quotation System, Inc. (NASDAQ) trading days of the date hereof.

Name of Firm	Authorized Signature

Address	Name (Please Print)

(Include Zip Code)	Title

Area Code and Telephone Number	Date

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